Exhibit 99.1

Contact: Tim Berryman Director – Investor Relations Medical Properties Trust, Inc. (205) 397-8589 tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. CONTINUES STRONG GROWTH AND REPORTS NORMALIZED FFO OF $0.26 PER SHARE IN FIRST QUARTER 2014

Completes Acquisition of New Jersey Hospital for $115 Million;

Development Commitments Executed for Additional $205 Million of Acute Hospitals

Birmingham, AL – May 6, 2014 – Medical Properties Trust, Inc. (the “Company”) (NYSE: MPW) today announced financial and operating results for the first quarter ended March 31, 2014.

FIRST QUARTER AND RECENT FINANCIAL HIGHLIGHTS

•	Achieved first quarter Normalized Funds from Operations (“FFO”) per diluted share of $0.26, up 4% compared with $0.25 per diluted share reported in the first quarter of 2013

•	Issued 9.9 million shares of common stock in first quarter for net proceeds of approximately $128.3 million to fund identified acquisition and development transactions

•	Further strengthened balance sheet with public offering of $300 million of Senior Notes in April with an annual coupon of 5.5%

“We are very pleased to start a relationship with LHP Hospital Group through the acquisition and leaseback of Hackensack University Medical Center Mountainside in Montclair, New Jersey,” said Edward K. Aldag, Jr., Chairman, President and CEO of Medical Properties Trust. “We believe this transaction with a joint venture of LHP and its not-for-profit partner at Mountainside further demonstrates our market leadership and the strong opportunity for us to support forward-looking hospitals in future acquisitions. It signals that we are clearly the preferred provider for hospital operators and their private equity owners as well as not-for-profit health systems. We are well on our way to reaching our $500 million acquisitions target for 2014.”

FIRST QUARTER AND RECENT OPERATIONAL HIGHLIGHTS

•	Acquired acute care hospital in Montclair, New Jersey for approximately $115 million and leased back to a joint venture of LHP Hospital Group, Inc. and Hackensack University Medical Center Mountainside

•	Opened two free-standing emergency room hospital facilities pursuant to the previously announced development agreement with First Choice ER, LLC

•	Closed on nine First Choice emergency room hospital facilities in the first quarter for an aggregate expected development and construction cost of approximately $51.9 million

•	Negotiated letter of intent with a third party regarding the sale of Monroe Hospital in Bloomington, Indiana

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to FFO and Adjusted Funds from Operations (AFFO), all on a comparable basis to 2013 periods.

“MPT’s business model for financing provides hospital operators with a unique opportunity to unlock the value of their underlying real estate to fund facility improvements, technology upgrades, staff additions and new construction through long-term net leases of real estate assets all while retaining control of their most important assets,” commented Aldag. “We will continue to execute our hospital investment strategy, and are focused on completing acquisitions that are immediately accretive to our Normalized FFO and that further diversify our portfolio by geography and operator.”

ADDITIONAL OPERATING RESULTS

First quarter 2014 total revenues increased 27% to $73.1 million compared with $57.6 million for the first quarter of 2013. Normalized FFO for the quarter increased 23% to $42.7 million compared with $34.8 million in the first quarter of 2013. Per share Normalized FFO increased 4% to $0.26 per diluted share in the 2014 first quarter compared with $0.25 per diluted share in the first quarter of 2013.

Excluded from Normalized FFO was the effect of a previously disclosed $20.5 million impairment (or $0.12 per diluted share) related to the loan and advances to the operator of Monroe Hospital in Bloomington, Indiana. As a result, net income for the first quarter of 2014 was $7.2 million (or $0.04 per diluted share) compared with net income of $26.2 million (or $0.18 per diluted share) in the first quarter of 2013.

PORTFOLIO UPDATE AND OUTLOOK

The Company also remains in negotiations with an operator regarding a sale and leaseback transaction valued at approximately $180 million for an acute care hospital in the United States. There is no assurance that the negotiations will result in a completed transaction.

As previously disclosed, the Company has entered into a non-binding letter of intent with a current operator for the development of an additional acute care facility in the United States. The proposed transaction, which is valued at approximately $55 million, is structured initially as a construction loan from the Company for the development of the facility. Upon completion of the facility, there will be an immediately accretive sale and leaseback to the operator with a 15-year initial term, up to 15 years of extension options and consumer price-indexed annual rent increases.

Additionally, the Company has entered into a non-binding letter of intent with an affiliate of another of its current operators for the development of emergency room facilities, as well as the development or acquisition of acute care hospitals in the United States. The estimated aggregate funding commitment for the Company and its affiliates is approximately $150 million. Each of the facilities, when completed, will be leased to the operator or its affiliates under a master lease with immediately accretive lease rates providing for a 15-year initial term, up to 15 years of extension options and consumer price-indexed annual rent increases.

At March 31, 2014, the Company had total real estate and related investments of approximately $3.0 billion comprised of 117 healthcare properties in 25 states and in Germany. The properties are leased to or mortgaged by 28 hospital operating companies. Based solely on this portfolio and approximately $180 million of future acquisitions, the annual run rate for Normalized FFO per share is expected to range from $1.10 to $1.14. Actual 2014 Normalized FFO may differ from this range and the Company will provide periodic updates as acquisitions are finalized.

The annualized run-rate guidance estimate does not include the effects, if any, of real estate operating costs, litigation costs, debt refinancing costs, acquisition costs, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates will change if the Company acquires assets totaling more or less than its expectations, the timing of acquisitions varies from expectations, capitalization rates vary from expectations, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, assets are sold, other operating expenses vary, income from investments in tenant operations vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Tuesday, May 6, 2014 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended March 31, 2014. The dial-in telephone numbers for the conference call are 877-546-5021 (U.S.) and 857-244-7553 (international); both numbers require passcode 30659793. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion through May 20, 2014. Dial-in numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode for both U.S. and international callers is 22551229.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. MPT’s financing model allows hospitals and other healthcare facilities to unlock the value of their underlying real estate in order to fund facility improvements, technology upgrades, staff additions and new construction. Facilities include acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals, and other medical and surgical facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the capacity of the Company’s tenants to meet the terms of their agreements; Normalized FFO per share; expected payout ratio, the amount of acquisitions of healthcare real estate, if any; capital markets conditions, the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the restructuring of the Company’s investments in Monroe Hospital; the payment of future dividends, if any; completion of additional debt arrangement, and additional investments; national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular.

For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	March 31, 2014	December 31, 2013
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$1,964,466,055	$1,823,683,129
Construction in progress and other	43,956,015	41,771,499
Net investment in direct financing leases	432,657,330	431,024,228
Mortgage loans	388,650,000	388,650,000

Gross investment in real estate assets	2,829,729,400	2,685,128,856
Accumulated depreciation and amortization	(173,474,957)	(159,776,091)

Net investment in real estate assets	2,656,254,443	2,525,352,765
Cash and cash equivalents	50,309,266	45,979,648
Interest and rent receivables	63,173,762	58,499,609
Straight-line rent receivables	48,022,702	45,828,697
Other assets	208,832,307	228,909,650

Total Assets	$3,026,592,480	$2,904,570,369

Liabilities and Equity
Liabilities
Debt, net	$1,472,045,474	$1,421,680,749
Accounts payable and accrued expenses	74,183,992	94,311,177
Deferred revenue	25,418,580	23,786,819
Lease deposits and other obligations to tenants	23,963,665	20,583,283

Total liabilities	1,595,611,711	1,560,362,028
Equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 250,000,000 shares; issued and outstanding — 170,212,741 shares at March 31, 2014 and 161,309,725 shares at December 31, 2013	170,213	161,310
Additional paid in capital	1,732,915,820	1,618,054,133
Distributions in excess of net income	(293,595,304)	(264,804,113)
Accumulated other comprehensive income (loss)	(8,247,617)	(8,940,646)
Treasury shares, at cost	(262,343)	(262,343)

Total Equity	1,430,980,769	1,344,208,341

Total Liabilities and Equity	$3,026,592,480	$2,904,570,369

(A)	Financials have been derived from the prior year audited financials.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended
	March 31, 2014	March 31, 2013
		(A)
Revenues
Rent billed	$42,956,745	$31,498,931
Straight-line rent	2,148,220	2,651,453
Income from direct financing leases	12,215,388	8,756,471
Interest and fee income	15,768,301	14,706,897

Total revenues	73,088,654	57,613,752
Expenses
Real estate depreciation and amortization	13,689,602	8,469,200
Loan impairment charge	20,496,463	—
Property-related	738,305	408,887
Acquisition expenses	512,016	190,549
General and administrative	8,958,790	7,765,949

Total operating expenses	44,395,176	16,834,585

Operating income	28,693,478	40,779,167
Interest and other income (expense)	(21,442,535)	(15,157,366)
Income tax (expense) benefit	57,324	(52,247)

Income from continuing operations	7,308,267	25,569,554
Income (loss) from discontinued operations	(1,500)	640,571

Net income	7,306,767	26,210,125
Net income attributable to non-controlling interests	(65,473)	(53,633)

Net income attributable to MPT common stockholders	$7,241,294	$26,156,492

Earnings per common share — basic:
Income from continuing operations	$0.04	$0.18
Income from discontinued operations	—	0.01

Net income attributable to MPT common stockholders	$0.04	$0.19

Earnings per common share — diluted:
Income from continuing operations	$0.04	$0.18
Income from discontinued operations	—	—

Net income attributable to MPT common stockholders	$0.04	$0.18

Dividends declared per common share	$0.21	$0.20
Weighted average shares outstanding — basic	163,973,178	140,346,579
Weighted average shares outstanding — diluted	164,548,581	141,526,311

(A)	Financials have been restated to reclass the operating results of certain properties sold after the 2013 first quarter to discontinued operations.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

	For the Three Months Ended
	March 31, 2014	March 31, 2013
		(A)
FFO information:
Net income attributable to MPT common stockholders	$7,241,294	$26,156,492
Participating securities’ share in earnings	(209,370)	(193,062)

Net income, less participating securities’ share in earnings	$7,031,924	$25,963,430

Depreciation and amortization:
Continuing operations	13,689,602	8,469,200
Discontinued operations	—	177,950

Funds from operations	$20,721,526	$34,610,580

Write-off of straight line rent	950,338	—
Loan impairment charge	20,496,463	—
Acquisition costs	512,016	190,549

Normalized funds from operations	$42,680,343	$34,801,129

Share-based compensation	2,043,410	1,918,855
Debt costs amortization	1,048,722	896,732
Additional rent received in advance (B)	(300,000)	(300,000)
Straight-line rent revenue and other	(4,702,867)	(3,892,628)

Adjusted funds from operations	$40,769,608	$33,424,088

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.04	$0.18
Depreciation and amortization:
Continuing operations	0.09	0.06
Discontinued operations	—	—

Funds from operations	$0.13	$0.24

Write-off of straight line rent	0.01	—
Loan impairment charge	0.12	—
Acquisition costs	—	0.01

Normalized funds from operations	$0.26	$0.25

Share-based compensation	0.01	0.01
Debt costs amortization	0.01	0.01
Additional rent received in advance (B)	—	—
Straight-line rent revenue and other	(0.03)	(0.03)

Adjusted funds from operations	$0.25	$0.24

(A)	Financials have been restated to reclass the operating results of certain properties sold after the 2013 first quarter to discontinued operations.

(B)	Represents additional rent from one tenant in advance of when we can recognize as revenue for accounting purposes. This additional rent is being recorded to revenue on a straight-line basis over the lease life.

Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.